Exhibit 16.1

STONEFIELD JOSEPHSON, INC.

2049 Century Park East Suite 400

Los Angeles, CA 90067

December 24, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We have read the statements made by Cordex Pharma, Inc. f/k/a Duska Therapeutics, Inc. (“Cordex”) under Item 4(b) of its Form 8-K dated December 24, 2008.  We agree with the statements concerning our Firm in such Form 8-K; however, we are not in a position to agree or disagree with other statements of Cordex contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.